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                                                                       EXHIBIT 1


Name and address of each Seller and the number of shares of Issuer Common Stock Acquired pursuant to the Purchase Agreement



                Name and                    Number of Shares of Issuer Common
                Address                              Stock Acquired


     Anthony Escamilla
     200 West 85th Street, Apt. 2B                      1,040,541
     New York, NY 10024

     James Platek
     45 Robin Street                                     416,216
     Rockaway Twp., NJ 07866

     Gregory Martini
     10826 Omaha Trace Drive                            1,040,541
     Union, KY 41091

     LongView Partners, Inc.
     RD 2, Box 401                                       693,694
     Rhinebeck, NY 12572

     Spencer Levy
     11 Waverly Place, #6H                               345,847
     New York, NY 10003

     Robert M. Platek
     5 Halls Lane                                       2,185,135
     Rye, NY 10580

     Redstone Partners, Inc.
     720 Milton Road, Suite J3                          1,040,541
     Rye, NY 10580

     Ajay K. Arora
     42-52 Layton Street, Suite 2E                       728,376
     Elmhurst, NY 11373

     Helen Go Ong Hai
     2503 El Dorado Ave.                                3,017,568
     Rancho Viejo, TX 78575

     SRU Inc.
     9745 E. Hampton Ave., #440                         1,040,541
     Denver, CO 80231


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